Financial Results and Supplemental Information FIRST QUARTER 2025 May 6, 2025 Exhibit 99.2 24225 W. Lorenzo Road Wilmington, IL

Table of Contents

SERVICE PROPERTIES TRUST

QUARTERLY RESULTS

Service Properties Trust Announces First Quarter 2025 Financial Results ... 4
First Quarter 2025 Highlights ... 5

FINANCIALS

Key Financial Data ... 7
Condensed Consolidated Statements of Income (Loss) ... 8
Condensed Consolidated Balance Sheets ... 9
Debt Summary ... 10
Debt Maturity Schedule ... 11
Leverage Ratios, Coverage Ratios and Debt Covenants ... 12
Capital Expenditures Summary ... 13
Property Acquisitions and Dispositions ... 14

PORTFOLIO INFORMATION

Portfolio Summary ... 16
Consolidated Portfolio Diversification by Industry ... 17
Consolidated Portfolio by Geographical Diversification ... 18
Hotel Portfolio by Brand ... 19
Hotel Operating Statistics by Service Level - Comparable Hotels - Three Months Ended March 31, 2025 ... 20
Hotel Operating Statistics by Service Level - All Hotels - Three Months Ended March 31, 2025 ... 21
Net Lease Portfolio by Brand ... 22
Net Lease Portfolio by Industry ... 23
Net Lease Portfolio by Tenant (Top 10) ... 24
Net Lease Portfolio - Expiration Schedule ... 25
Net Lease Portfolio - Occupancy Summary ... 26

APPENDIX

Company Profile and Research Coverage ... 28
Governance Information ... 29
Calculation of FFO, Normalized FFO and CAD ... 30
Calculation of EBITDA, EBITDA*re* and Adjusted EBITDA*re* ... 31
Calculation and Reconciliation of Hotel EBITDA and Adjusted Hotel EBITDA - All Hotels ... 32
Notes to Condensed Consolidated Statements of Income (Loss) and Calculations of FFO, Normalized FFO, CAD, EBITDA, EBITDA*re*, Adjusted EBITDA*re*, Hotel EBITDA and Adjusted Hotel EBITDA ... 33
Non-GAAP Financial Measures and Certain Definitions ... 34

WARNING CONCERNING FORWARD-LOOKING STATEMENTS ... 37

SVC

Nasdaq Listed

Trading Symbols:
Common Shares: SVC

Investor Relations Contact:
Kevin Barry, Senior Director
(617) 796-8232
kbarry@svcreit.com
ir@svcreit.com

Corporate Headquarters:
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
www.svcreit.com

All amounts in this presentation are unaudited.

Additional information and reconciliations of Non-GAAP Financial Measures to amounts determined in accordance with U.S. GAAP appear in the Appendix to this presentation. Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this presentation.

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3RETURN TO TABLE OF CONTENTS Quarterly Results

4RETURN TO TABLE OF CONTENTS Newton, MA (May 6, 2025): Service Properties Trust (Nasdaq: SVC) today announced its financial results for the quarter ended March 31, 2025. Distribution: SVC declared a quarterly distribution on its common shares of $0.01 per share to shareholders of record as of the close of business on April 22, 2025. This distribution will be paid on or about May 15, 2025. Conference Call: A conference call to discuss SVC’s first quarter results will be held on Wednesday, May 7, 2025 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 329-3720 or (412) 317-5434 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (877) 344-7529; the replay pass code is 1652345. A live audio webcast of the conference call will also be available in a listen only mode on SVC’s website, at www.svcreit.com. The archived webcast will be available for replay on SVC’s website after the call. The transcription, recording and retransmission in any way of SVC’s first quarter conference call are strictly prohibited without the prior written consent of SVC. About Service Properties Trust: SVC is a real estate investment trust, or REIT, with over $11 billion invested in two asset categories: hotels and service-focused retail net lease properties. As of March 31, 2025, SVC owned 202 hotels with over 35,000 guest rooms throughout the United States and in Puerto Rico and Canada. As of March 31, 2025, SVC also owned 739 service-focused retail net lease properties with over 13.1 million square feet throughout the United States. SVC is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with approximately $40 billion in assets under management as of March 31, 2025, and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. SVC is headquartered in Newton, MA. For more information, visit www.svcreit.com. Service Properties Trust Announces First Quarter 2025 Financial Results “SVC began the year with first quarter financial results that met our expectations, highlighted by a 2.6% increase in comparable hotel RevPAR, despite revenue displacement from our hotel renovation program. Additionally, we completed the sale of four hotels and three net lease properties for net proceeds of more than $20 million, ending the quarter with over $680 million of liquidity. Our strategic focus remains on strengthening our balance sheet through asset sales and reinvesting in our hotels with the highest potential for growth. Currently, we have four hotels under agreements to be sold for $26.5 million and we remain on track with our plans to sell 123 hotels for $1.1 billion this year. Despite the current macroeconomic uncertainty, we are confident that our portfolio optimization initiatives, durable cash flows from our triple net lease assets and effective capital management will be significant drivers of long-term value creation.” Christopher Bilotto President and Chief Executive Officer

5RETURN TO TABLE OF CONTENTS First Quarter 2025 Highlights Financial Results • Net loss of $116.4 million, or $0.70 per common share. • Normalized FFO of $10.8 million, or $0.07 per common share. • Adjusted EBITDAre of $115.8 million. Portfolio Update • Hotel RevPAR of $83.52. • Adjusted Hotel EBITDA of $23.0 million. • Net Lease occupancy of 97.8% as of March 31, 2025. • Net Lease rent coverage of 2.07x. Investment Activity • Invested $45.8 million in CapEx during the quarter. • Sold four hotels with a total of 514 keys for a combined sales price of $19.6 million, excluding closing costs, and three vacant net lease properties with a total of 103,043 square feet for a combined sales price of $3.1 million, excluding closing costs. • Since April 1, 2025, sold one net lease property with 2,053 square feet for a sales price of $0.4 million, excluding closing costs. • Entered into agreements to sell four hotels with a total of 492 keys for a combined sales price of $26.5 million, excluding closing costs, and one net lease property with 1,122 square feet for a sales price of $0.4 million, excluding closing costs. • Since April 1, 2025, acquired three net lease properties with a total of 18,218 square feet for a combined purchase price of $12.6 million, excluding closing costs, and entered into agreements to purchase six net lease properties with a total of 69,236 square feet for a combined purchase price of $20.7 million, excluding closing costs.

6RETURN TO TABLE OF CONTENTS Financials

7RETURN TO TABLE OF CONTENTS As of and for the Three Months Ended 3/31/2025 12/31/2024 9/30/2024 6/30/2024 3/31/2024 Selected Income Statement Data: Total revenues $ 435,179 $ 456,559 $ 491,171 $ 512,948 $ 436,250 Net loss $ (116,435) $ (76,392) $ (46,901) $ (73,850) $ (78,383) FFO $ 10,186 $ 18,946 $ 52,736 $ 57,764 $ 21,204 Normalized FFO $ 10,836 $ 28,617 $ 52,869 $ 73,810 $ 21,206 CAD $ (34,606) $ (55,839) $ (37,510) $ 3,444 $ (50,710) Rolling four quarter CAD $ (124,511) $ (140,615) $ (148,057) $ (95,378) $ (20,702) Adjusted EBITDAre $ 115,821 $ 130,649 $ 154,992 $ 171,524 $ 115,548 Per Common Share Data (basic and diluted): Net loss $ (0.70) $ (0.46) $ (0.28) $ (0.45) $ (0.48) FFO $ 0.06 $ 0.11 $ 0.32 $ 0.35 $ 0.13 Normalized FFO $ 0.07 $ 0.17 $ 0.32 $ 0.45 $ 0.13 CAD $ (0.21) $ (0.34) $ (0.23) $ 0.02 $ (0.31) Rolling four quarter CAD $ (0.75) $ (0.85) $ (0.90) $ (0.58) $ (0.13) Dividend Data: Annualized dividends paid per share during the period $ 0.04 $ 0.04 $ 0.80 $ 0.80 $ 0.80 Annualized dividend yield (at end of period) 1.5% 1.6% 17.5% 15.6% 11.8 % Annualized Normalized FFO payout ratio 14.3% 5.9% 62.5% 44.4% 153.8 % Rolling four quarter CAD payout ratio (1) (5.3) % (4.7) % (88.9) % (137.9) % (615.4) % Selected Balance Sheet Data: Total gross assets $ 9,368,846 $ 10,358,194 $ 10,278,496 $ 10,286,546 $ 10,469,518 Total assets $ 6,976,079 $ 7,119,558 $ 7,086,792 $ 7,121,661 $ 7,231,519 Total liabilities $ 6,241,506 $ 6,267,685 $ 6,157,773 $ 6,112,855 $ 6,116,850 Total shareholders’ equity $ 734,573 $ 851,873 $ 929,019 $ 1,008,806 $ 1,114,669 (dollars in thousands, except per share data) Key Financial Data Sonesta ES Suites Fort Lauderdale, FL As of 3/31/2025 Capitalization: Total common shares (at end of period) 166,646,721 Closing price (at end of period) $ 2.61 Equity market capitalization (at end of period) $ 434,948 Debt (principal balance) 5,776,122 Total market capitalization $ 6,211,070 Liquidity: Cash and cash equivalents $ 80,147 Available borrowings under secured revolving credit facility (2) 600,000 Available borrowings under secured variable funding note(3) — Total liquidity $ 680,147 (1) Reflects the annualized dividends paid per common share during the period as a percentage of rolling four quarter CAD per common share. (2) Availability under SVC's revolving credit facility is subject to meeting ongoing minimum performance and market values of the collateral properties, satisfying certain financial covenants and other credit facility conditions. (3) As of March 31, 2025, SVC was fully drawn on its $45,000 variable funding note, or the VFN.

8RETURN TO TABLE OF CONTENTS Three Months Ended March 31, 2025 2024 Revenues: Hotel operating revenues (1) $ 334,963 $ 336,236 Rental income (2) 100,216 100,014 Total revenues 435,179 436,250 Expenses: Hotel operating expenses (1)(3) 305,840 305,086 Net lease operating expenses 5,628 4,723 Depreciation and amortization 89,100 93,107 General and administrative 9,556 10,506 Transaction related costs (4) 111 — Loss on asset impairment (5) 37,067 2,451 Total expenses 447,302 415,873 Gain (loss) on sale of real estate, net (6) 746 (2,963) Interest income 1,249 1,962 Interest expense (including amortization of debt issuance costs, discounts and premiums of $8,680 and $7,226, respectively) (101,517) (91,414) Loss before income tax expense and equity in losses of an investee (111,645) (72,038) Income tax expense (843) (1,007) Equity in losses of an investee (3,947) (5,338) Net loss $ (116,435) $ (78,383) Weighted average common shares outstanding (basic and diluted) 165,615 165,158 Net loss per common share (basic and diluted) $ (0.70) $ (0.48) (amounts in thousands, except per share data) Condensed Consolidated Statements of Income (Loss) See accompanying notes on page 33. The Stephen F Austin Royal Sonesta Hotel Austin, TX

9RETURN TO TABLE OF CONTENTS Condensed Consolidated Balance Sheets March 31, December 31, 2025 2024 ASSETS Real estate properties: Land $ 1,733,591 $ 1,930,459 Buildings, improvements and equipment 6,133,031 7,682,885 Total real estate properties, gross 7,866,622 9,613,344 Accumulated depreciation (2,392,767) (3,238,636) Total real estate properties, net 5,473,855 6,374,708 Acquired real estate leases and other intangibles, net 102,855 107,956 Assets of properties held for sale 871,464 43,101 Cash and cash equivalents 80,147 143,482 Restricted cash 13,947 13,904 Equity method investment 112,024 115,818 Due from related persons 19,908 3,911 Other assets, net 301,879 316,678 Total assets $ 6,976,079 $ 7,119,558 LIABILITIES AND SHAREHOLDERS' EQUITY Unsecured debt, net $ 4,023,554 $ 4,020,347 Secured debt, net 1,638,848 1,690,356 Accounts payable and other liabilities 556,167 532,522 Due to related persons 14,037 24,118 Liabilities of properties held for sale 8,900 342 Total liabilities 6,241,506 6,267,685 Commitments and contingencies Shareholders’ equity: Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 166,646,721 and 166,636,537 shares issued and outstanding, respectively 1,666 1,666 Additional paid in capital 4,560,982 4,560,334 Cumulative other comprehensive income 2,018 1,865 Cumulative net income 2,078,539 2,194,974 Cumulative common distributions (5,908,632) (5,906,966) Total shareholders’ equity 734,573 851,873 Total liabilities and shareholders’ equity $ 6,976,079 $ 7,119,558 (dollars in thousands, except per share data) Royal Sonesta Chicago Riverfront Chicago, IL

Debt Summary

SERVICE PROPERTIES TRUST

As of March 31, 2025
(dollars in thousands)

	Interest Rate	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Secured Floating Rate Debt:					
$650,000 revolving credit facility [1][2]	6.910 %	$ 50,000	6/29/27	$ 50,000	2.3
$45,000 variable funding note [3]	6.160 %	45,000	1/27/27	45,000	1.8
Subtotal / weighted average	6.555 %	95,000		95,000	2.1
Secured Fixed Rate Debt:					
Net lease mortgage notes [4]	5.600 %	606,122	2/20/28	600,576	2.9
Senior secured notes due 2031 [5][6]	8.625 %	1,000,000	11/15/31	1,000,000	6.6
Subtotal / weighted average	7.483 %	1,606,122		1,600,576	5.2
Unsecured Fixed Rate Debt:					
Senior unsecured notes due 2026	5.250 %	350,000	2/15/26	350,000	0.9
Senior unsecured notes due 2026	4.750 %	450,000	10/1/26	450,000	1.5
Senior unsecured notes due 2027	4.950 %	400,000	2/15/27	400,000	1.9
Senior unsecured notes due 2027 [6]	5.500 %	450,000	12/15/27	450,000	2.7
Senior unsecured notes due 2028	3.950 %	400,000	1/15/28	400,000	2.8
Senior unsecured notes due 2029 [6]	8.375 %	700,000	6/15/29	700,000	4.2
Senior unsecured notes due 2029	4.950 %	425,000	10/1/29	425,000	4.5
Senior unsecured notes due 2030	4.375 %	400,000	2/15/30	400,000	4.9
Senior unsecured notes due 2032 [6]	8.875 %	500,000	6/15/32	500,000	7.2
Subtotal / weighted average	5.930 %	4,075,000		4,075,000	3.6
Total / weighted average [7]	6.372 %	$ 5,776,122		$ 5,770,576	4.0

(1) SVC is required to pay interest at a rate of SOFR plus a premium, which was 250 basis points per annum as of March 31, 2025. SVC also pays an unused commitment fee of 20 to 30 basis points per annum based on amounts outstanding under its revolving credit facility. Subject to the payment of an extension fee and meeting certain other conditions, SVC may extend the maturity date of its revolving credit facility by two additional six month periods.

(2) SVC has provided equity pledges on certain of its property owning subsidiaries and provided first mortgage liens on 67 properties owned by the pledged subsidiaries to secure its obligations under the credit agreement governing its revolving credit facility.

(3) The VFN is secured by the 315 net lease properties that secure SVC's net lease mortgage notes (see Note 4). SVC is required to pay interest on drawings under the VFN at a rate of SOFR plus a premium of 175 basis points per annum and an unused commitment fee of 50 basis points per annum on undrawn amounts. Subject to the payment of an extension fee and meeting certain other conditions, SVC may extend the maturity date of the VFN by one year.

(4) These notes are secured by 315 net lease properties and are prepayable without penalty 24 months prior to the expected maturity date.

(5) These notes are secured by first-priority liens on the equity interests of subsidiaries owning 70 travel centers leased to TravelCenters of America Inc., or TA, pursuant to two master leases.

(6) These notes are guaranteed by certain of SVC's subsidiaries.

(7) The carrying value of SVC's total debt of $5,662,402 as of March 31, 2025 is net of unamortized discounts and premiums and certain issuance costs totaling $113,720.

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11RETURN TO TABLE OF CONTENTS $800,000 $850,000 $400,000 $1,125,000 $400,000 $500,000 $95,000 $1,469 $1,958 $1,958 $600,737 $1,000,000 Unsecured Fixed Rate Debt Secured Floating Rate Debt Secured Fixed Rate Debt 2025 2026 2027 2028 2029 2030 2031 2032 $0 $250,000 $500,000 $750,000 $1,000,000 $1,250,000 Debt Maturity Schedule As of March 31, 2025 (1) (1) As of March 31, 2025, SVC had $50,000 outstanding under its $650,000 revolving credit facility and $45,000 outstanding under the VFN. (2) SVC's net lease mortgage notes due 2028 are partially amortizing and require balloon payments at maturity. These notes are prepayable without penalty 24 months prior to the expected maturity date. (2) (dollars in thousands) Secured vs. Unsecured Debt Secured 29.5% Unsecured 70.5%

Leverage Ratios, Coverage Ratios and Debt Covenants

SERVICE PROPERTIES TRUST

	As of and for the Trailing Twelve Months Ended				
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Leverage Ratios:					
Net debt / total gross assets	60.8 %	54.9 %	54.8 %	55.1 %	53.1 %
Net debt / gross book value of real estate assets[1] and cash and cash equivalents	58.9 %	58.3 %	58.5 %	59.1 %	56.3 %
Secured debt / total assets	24.3 %	24.6 %	22.6 %	22.4 %	22.1 %
Variable rate debt / net debt	1.7 %	2.6 %	– %	– %	– %
Coverage Ratios:					
Rolling four-quarter Adjusted EBITDA*re* / rolling four-quarter interest expense	1.5x	1.5x	1.6x	1.7x	1.8x
Net debt / rolling four-quarter Adjusted EBITDA*re*	9.9x	9.9x	9.7x	9.4x	9.0x

	As of and for the Trailing Twelve Months Ended				
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Senior Note Debt Covenants:					
Maintenance Covenant:					
Total unencumbered assets / unsecured debt - required minimum 150%	171.7 %	175.3 %	173.4 %	173.6 %	177.5 %
Incurrence Covenants:					
Total debt / adjusted total assets - allowable maximum 60.0%	55.2 %	54.9 %	53.7 %	53.5 %	52.9 %
Secured debt / adjusted total assets - allowable maximum 40.0%	16.3 %	16.5 %	15.2 %	15.1 %	15.1 %
Consolidated income available for debt service / debt service - required minimum 1.50x	1.50x	1.52x	1.55x	1.60x	1.78x
Total unencumbered assets in guarantor subsidiaries / senior guaranteed unsecured debt - required minimum 2.2x	4.06x	4.14x	4.09x	4.10x	5.47x


DESIRE
Royal Sonesta New Orleans
New Orleans, LA

(1) Gross book value of real estate assets includes assets of properties held for sale.

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13RETURN TO TABLE OF CONTENTS For the Three Months Ended 3/31/2025 12/31/2024 9/30/2024 6/30/2024 3/31/2024 Hotel capital improvements $ 42,498 $ 81,514 $ 80,075 $ 65,205 $ 68,253 Lease related costs 274 1,464 1,611 1,001 510 Recurring capital expenditures 42,772 82,978 81,686 66,206 68,763 Redevelopment and other activities 3,047 2,741 417 269 88 Total capital improvements & FF&E Reserve fundings $ 45,819 $ 85,719 $ 82,103 $ 66,475 $ 68,851 (dollars in thousands) Capital Expenditures Summary Nautilus Sonesta South Beach Miami, FL

14RETURN TO TABLE OF CONTENTS ACQUISITIONS: Quarter Acquired Number of Properties Property Type Number of Brands Square Footage Purchase Price (1) Purchase Price per Square Foot Average Cash Cap Rate (2) Average GAAP Cap Rate (2) Weighted Average Lease Term (2)(3) Average Rent Coverage (2) Q2 2025 3 Net Lease 3 18,218 $ 12,597 $ 691 7.2% 8.4% 18.5 years 2.14x Property Acquisitions and Dispositions Since January 1, 2025 (dollars in thousands, except per room or suite data) (1) Represents cash purchase or sales price, as applicable, and excludes closing related costs. (2) Metrics exclude the acquisition of a mixed use property adjacent to one of SVC’s full service hotels. (3) The average lease term is weighted based on annual GAAP rent. DISPOSITIONS: Quarter Disposed Number of Properties Property Type Brand Location Rooms or Suites / Square Footage Sales Price (1) Average Sales Price per Room or Suite / Square Foot Q1 2025 3 Hotel Sonesta Select® MI, MN, MO 420 $ 15,100 $ 35,952 3 Net Lease Vacant GA, IA, OH 103,043 3,100 30 1 Hotel Sonesta Simply Suites® MI 94 4,500 47,872 Q2 2025 1 Net Lease Vacant TN 2,053 365 178 8 514 / 105,096 $ 23,065 $38,132 / $33

15RETURN TO TABLE OF CONTENTS Portfolio Information

16RETURN TO TABLE OF CONTENTS Portfolio Composition Net Lease Properties 44.3% Hotels 55.7% Number of Properties Hotel Properties 202 Number of hotel rooms 35,359 Net Lease Properties 739 Average hotel property size 175 rooms Total Properties 941 Net lease square feet 13,189,476 Average net lease property size 17,848 sq. ft. Investments Diversification Facts Hotels $ 6,331,737 Tenants/Operators 179 Net Lease Properties 5,031,881 Brands 145 Total Investments $ 11,363,618 Industries 22 States 46 Geographical Diversification CA 13% TX 7% FL 6% IL 6% GA 6% AZ 4% OH 4%LA 3% PA 3% TN 3% Other 45% (36 States, DC, PR, ON) Portfolio Summary As of March 31, 2025 (dollars in thousands) (1) Based on investment. (1) (1) The Yorkville Royal Sonesta Hotel Toronto, ON

SERVICE PROPERTIES TRUST

Consolidated Portfolio Diversification by Industry

As of March 31, 2025
(dollars in thousands)

	Industry	No. of Properties	Rooms / Square Footage		Investments	Percent of Total Investment
1.	Hotels	202	35,359	$	6,331,737	55.7%
2.	Travel Centers	178	5,099,794		3,311,787	29.1%
3.	Restaurants - Quick Service	206	661,950		282,092	2.5%
4.	Restaurants - Casual Dining	55	503,450		194,448	1.7%
5.	Health and Fitness	13	873,258		187,579	1.7%
6.	Home Goods and Leisure	20	700,906		134,613	1.2%
7.	Movie Theaters	14	747,904		134,389	1.2%
8.	Grocery Stores	19	1,020,819		129,152	1.1%
9.	Automotive Equipment and Services	64	463,492		107,054	0.9%
10.	Medical, Dental Office	70	372,171		104,042	0.9%
11.	Automotive Dealers	8	177,433		62,656	0.6%
12.	Entertainment	4	199,853		61,436	0.5%
13.	General Merchandise Stores	4	381,193		55,457	0.5%
14.	Educational Services	7	159,793		44,820	0.4%
15.	Building Materials	29	465,283		34,006	0.3%
16.	Car Washes	6	50,831		30,798	0.3%
17.	Miscellaneous Manufacturing	5	538,932		24,355	0.2%
18.	Sporting Goods	3	120,847		18,543	0.2%
19.	Drug Stores and Pharmacies	6	58,048		17,111	0.2%
20.	Legal Services	5	25,429		11,362	0.1%
21.	Dollar Stores	3	27,593		2,971	–%
22.	Other	4	115,821		25,696	0.2%
23.	Vacant	16	424,676		57,514	0.5%
	Total	941	35,359 / 13,189,476	$	11,363,618	100.0%


PETRO
Wilmington, IL


POPEYES
SBARRO
Bob Evans
Hebron, OH

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18RETURN TO TABLE OF CONTENTS Investments State Total Property Count Hotel Count Net Lease Count Total % of Total Hotel Hotel % of Total Net Lease Net Lease % of Total California 58 36 22 $ 1,483,760 13.0% $ 1,210,695 19.1% $ 273,065 5.4 % Texas 69 14 55 833,540 7.3% 321,302 5.1% 512,238 10.2 % Florida 58 12 46 737,538 6.4% 491,299 7.8% 246,239 4.9 % Illinois 62 9 53 694,579 6.0% 412,904 6.5% 281,675 5.6 % Georgia 85 15 70 669,817 5.8% 404,348 6.4% 265,469 5.3 % Arizona 39 14 25 486,310 4.2% 237,622 3.8% 248,688 4.9 % Ohio 42 5 37 446,963 3.9% 128,613 2.0% 318,350 6.3 % Louisiana 15 3 12 386,830 3.4% 255,125 4.0% 131,705 2.6 % Pennsylvania 33 5 28 342,333 3.0% 137,003 2.2% 205,330 4.1 % Tennessee 44 7 37 277,837 2.5% 142,109 2.2% 135,728 2.7 % Top 10 505 120 385 6,359,507 55.5% 3,741,020 59.1% 2,618,487 52.0 % Other (1) 436 82 354 5,004,111 44.5% 2,590,717 40.9% 2,413,394 48.0 % Total 941 202 739 $ 11,363,618 100.0% $ 6,331,737 100.0% $ 5,031,881 100.0% (1) Consists of properties in 36 different states, the District of Columbia, Puerto Rico and Ontario, Canada with an average investment of $11,477 per property. Consolidated Portfolio by Geographic Diversification As of March 31, 2025 (dollars in thousands) Royal Sonesta Boston Cambridge, MA

19RETURN TO TABLE OF CONTENTS Brand Service Level Chain Scale Number of Hotels Percent of Total Number of Hotels Number of Rooms or Suites Percent of Total Number of Rooms or Suites Investment Percent of Total Hotel Investment Investment Per Room or Suite Royal Sonesta Hotels® Full Service Upper Upscale 17 8.4% 5,663 16.1% $ 1,935,626 30.6% $ 341,802 Sonesta Hotels & Resorts® Full Service Upscale 22 10.9% 7,207 20.4% 1,455,391 23.0% 201,941 Sonesta ES Suites® Extended Stay Upper Midscale 52 25.7% 6,689 18.9% 1,060,185 16.7% 158,497 Sonesta Select® Select Service Upscale 39 19.3% 5,711 16.1% 645,973 10.2% 113,110 Sonesta Simply Suites® Extended Stay Midscale 47 23.3% 5,992 16.9% 562,814 8.9% 93,928 Hyatt Place® Select Service Upscale 17 8.4% 2,107 6.0% 327,628 5.2% 155,495 Radisson® Hotels & Resorts Full Service Upscale 5 2.5% 1,149 3.2% 171,477 2.7% 149,240 Crowne Plaza® Full Service Upscale 1 0.5% 495 1.4% 126,374 2.0% 255,301 Country Inn & Suites® by Radisson Full Service Upper Midscale 2 1.0% 346 1.0% 46,269 0.7% 133,725 Total / Average Hotels 202 100.0% 35,359 100.0% $ 6,331,737 100.0% $ 179,070 Hotel Portfolio by Brand As of March 31, 2025 (dollars in thousands, except per room or suite data)

Hotel Operating Statistics by Service Level - Comparable Hotels (First Quarter)

SERVICE PROPERTIES TRUST

				Occupancy			ADR			RevPAR		
				Three Months Ended March 31,			Three Months Ended March 31,			Three Months Ended March 31,		
Brand	Service Level	No. of Hotels	No. of Rooms or Suites	2025	2024	Change	2025	2024	Change	2025	2024	Change
Sonesta Hotels & Resorts®	Full Service	22	7,207	54.3 %	56.3 %	(2.0) pts	$ 167.99	$ 164.22	2.3 %	$ 91.20	$ 92.38	(1.3)%
Royal Sonesta Hotels®	Full Service	17	5,663	51.2 %	50.7 %	0.5 pts	246.16	236.71	4.0 %	125.96	120.10	4.9 %
Radisson® Hotels & Resorts	Full Service	5	1,149	59.5 %	60.5 %	(1.0) pts	154.09	151.08	2.0 %	91.62	91.40	0.2 %
Crowne Plaza®	Full Service	1	495	73.4 %	64.6 %	8.8 pts	149.84	148.98	0.6 %	109.98	96.17	14.4 %
Country Inn & Suites® by Radisson	Full Service	2	346	55.6 %	60.3 %	(4.7) pts	131.03	134.86	(2.8)%	72.84	81.29	(10.4)%
Full Service Total / Average		47	14,860	54.2 %	54.9 %	(0.7) pts	193.24	187.29	3.2 %	104.67	102.74	1.9 %
Sonesta Select®	Select Service	39	5,711	54.1 %	52.2 %	1.9 pts	115.00	116.73	(1.5)%	62.25	60.99	2.1 %
Hyatt Place®	Select Service	17	2,107	62.6 %	47.5 %	15.1 pts	123.07	119.88	2.7 %	77.05	56.91	35.4 %
Select Service Total / Average		56	7,818	56.4 %	51.0 %	5.4 pts	117.41	117.52	(0.1)%	66.24	59.89	10.6 %
Sonesta ES Suites®	Extended Stay	52	6,689	65.0 %	65.4 %	(0.4) pts	127.82	126.64	0.9 %	83.02	82.84	0.2 %
Sonesta Simply Suites®	Extended Stay	46	5,894	61.0 %	61.5 %	(0.5) pts	89.45	89.80	(0.4)%	54.61	55.25	(1.2)%
Extended Stay Total / Average		98	12,583	63.1 %	63.6 %	(0.5) pts	110.44	109.94	0.5 %	69.71	69.92	(0.3)%
Comparable Hotels Total / Average		201	35,261	57.9 %	57.1 %	0.8 pts	$ 144.61	$ 142.74	1.3 %	$ 83.67	$ 81.52	2.6 %

All operating data presented are based upon the operating results provided by SVC's managers for the indicated periods. SVC has not independently verified its managers' operating data.

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20

Hotel Operating Statistics by Service Level - All Hotels (First Quarter)

SERVICE PROPERTIES TRUST

(dollars in thousands, except ADR and RevPAR)

			Occupancy			ADR			RevPAR			Adjusted Hotel EBITDA		
			Three Months Ended March 31,			Three Months Ended March 31,			Three Months Ended March 31,			Three Months Ended March 31,		
Brand	No. of Hotels	No. of Rooms or Suites	2025	2024	Change	2025	2024	Change	2025	2024	Change	2025	2024	Change
Retained Hotels														
Full Service														
Royal Sonesta Hotels®	17	5,663	51.2 %	50.7 %	0.5 pts	$ 246.16	$ 236.71	4.0 %	$ 125.96	$ 120.10	4.9 %	$ 6,442	$ 7,485	(13.9)%
Sonesta Hotels & Resorts®	22	7,207	54.3 %	56.3 %	(2.0) pts	167.99	164.22	2.3 %	91.20	92.38	(1.3)%	4,734	8,815	(46.3)%
Radisson® Hotels & Resorts	5	1,149	59.5 %	60.5 %	(1.0) pts	154.09	151.08	2.0 %	91.62	91.40	0.2 %	(147)	1,005	(114.6)%
Country Inn & Suites® by Radisson	2	346	55.6 %	60.3 %	(4.7) pts	131.03	134.86	(2.8)%	72.84	81.29	(10.4)%	(495)	95	n/m
Full Service Total/Average	46	14,365	53.5 %	54.5 %	(1.0) pts	195.29	188.86	3.4 %	104.49	102.96	1.5 %	10,534	17,400	(39.5)%
Extended Stay and Select Service														
Sonesta ES Suites®	7	958	68.2 %	68.4 %	(0.2) pts	152.94	154.67	(1.1)%	104.27	105.87	(1.5)%	2,306	2,916	(20.9)%
Sonesta Select®	6	873	61.6 %	57.3 %	4.3 pts	120.77	122.53	(1.4)%	74.46	70.20	6.1 %	762	877	(13.1)%
Sonesta Simply Suites®	7	1,144	67.7 %	63.1 %	4.6 pts	115.05	115.39	(0.3)%	77.91	72.81	7.0 %	2,332	2,078	12.2 %
Hyatt Place®	17	2,107	62.6 %	47.5 %	15.1 pts	123.07	119.88	2.7 %	77.05	56.91	35.4 %	1,762	(1,107)	n/m
Focused Service Total/Average	37	5,082	64.6 %	56.6 %	8.0 pts	126.74	127.14	(0.3)%	81.93	72.00	13.8 %	7,162	4,764	50.3 %
Retained Hotels Total/Average	**83**	**19,447**	**56.4 %**	**55.1 %**	**1.3 pts**	**$ 174.76**	**$ 172.27**	**1.4 %**	**$ 98.59**	**$ 94.87**	**3.9 %**	**$ 17,696**	**$ 22,164**	**(20.2)%**
Exit Hotels														
Full Service														
Crowne Plaza®	1	495	73.4 %	64.6 %	8.8 pts	$ 149.84	$ 148.98	0.6 %	$ 109.98	$ 96.17	14.4 %	$ 2,245	$ 1,594	40.8 %
Extended Stay and Select Service														
Sonesta ES Suites®	45	5,731	64.4 %	64.9 %	(0.5) pts	123.37	121.70	1.4 %	79.47	78.99	0.6 %	3,966	5,353	(25.9)%
Sonesta Select®	33	4,838	52.8 %	51.3 %	1.5 pts	113.78	115.56	(1.5)%	60.04	59.32	1.2 %	726	1,430	(49.2)%
Sonesta Simply Suites®	40	4,848	58.7 %	60.4 %	(1.7) pts	82.43	83.44	(1.2)%	48.36	50.36	(4.0)%	(8)	1,577	(100.5)%
Focused Service Total/Average	**118**	**15,417**	**59.0 %**	**59.2 %**	**(0.2) pts**	**107.92**	**107.82**	**0.1 %**	**63.63**	**63.85**	**(0.3)%**	**4,684**	**8,360**	**(44.0)%**
Exit Hotels Total/Average	**119**	**15,912**	**59.4 %**	**59.4 %**	**– pts**	**$ 109.54**	**$ 109.22**	**0.3 %**	**$ 65.07**	**$ 64.86**	**0.3 %**	**$ 6,929**	**$ 9,954**	**(30.4)%**
All Hotels Total/Average	**202**	**35,359**	**57.8 %**	**57.0 %**	**0.8 pts**	**$ 144.61**	**$ 142.74**	**1.3 %**	**$ 83.52**	**$ 81.38**	**2.6 %**	**$ 24,625**	**$ 32,118**	**(23.3)%**

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21

Net Lease Portfolio by Brand

As of March 31, 2025
(dollars in thousands)

	Brand	No. of Properties	Square Feet	Investment	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Rent Coverage
1.	TravelCenters of America Inc.	131	3,683,923	$ 2,254,950	44.8 %	$ 176,793	46.5 %	1.34x [1]
2.	Petro Stopping Centers	44	1,367,802	1,015,156	20.2 %	82,287	21.6 %	1.34x [1]
3.	The Great Escape	14	542,666	98,242	2.0 %	7,711	2.0 %	4.75x
4.	Life Time Fitness	3	420,335	92,617	1.8 %	5,770	1.5 %	2.84x
5.	Buehler's Fresh Foods	5	502,727	76,469	1.5 %	5,657	1.5 %	2.54x
6.	Heartland Dental	59	234,274	61,120	1.2 %	4,769	1.3 %	4.81x
7.	Norms	10	63,490	53,673	1.1 %	3,826	1.0 %	3.36x
8.	Express Oil Change	23	83,825	49,724	1.0 %	3,717	1.0 %	5.88x
9.	AMC Theatres	5	251,166	57,361	1.1 %	3,558	0.9 %	1.85x
10.	Pizza Hut	40	167,366	45,285	0.9 %	3,463	0.9 %	2.38x
11.	Flying J Travel Plaza	3	48,069	41,681	0.8 %	3,312	0.9 %	3.28x
12.	America's Auto Auction	6	72,338	38,314	0.8 %	3,216	0.8 %	7.16x
13.	Fleet Farm	1	218,248	37,802	0.8 %	2,837	0.7 %	2.41x
14.	Big Al's	2	111,912	35,214	0.7 %	2,569	0.7 %	0.97x
15.	Crème de la Crème	4	81,929	29,131	0.6 %	2,429	0.6 %	1.35x
16.	B&B Theatres	4	261,300	37,619	0.7 %	2,260	0.6 %	0.97x
17.	Mister Car Wash	5	41,456	28,658	0.6 %	2,258	0.6 %	4.44x
18.	Martin's	16	81,909	32,017	0.6 %	2,252	0.6 %	1.69x
19.	Popeye's	20	45,708	28,434	0.6 %	2,057	0.5 %	4.30x
20.	Courthouse Athletic Club	4	193,659	39,688	0.8 %	1,935	0.5 %	1.32x
21.	Burger King	17	55,127	29,204	0.6 %	1,810	0.5 %	2.62x
22.	Arby's	19	57,868	29,234	0.6 %	1,792	0.5 %	2.57x
23.	Regal Cinemas	4	186,406	29,659	0.6 %	1,758	0.5 %	2.39x
24.	United Supermarkets	6	236,178	26,121	0.5 %	1,757	0.5 %	3.72x
25.	Hardee's	15	49,958	24,919	0.5 %	1,755	0.5 %	1.85x
26.	Other [2]	279	4,129,837	739,589	14.6 %	49,020	12.8 %	4.15x
	Total	739	13,189,476	$ 5,031,881	100.0 %	$ 380,568	100.0 %	2.07x


Saint Augustine, FL

(1) Rent coverage information provided by tenant is for all 175 sites on a consolidated basis and is as of March 31, 2025.
(2) Consists of 111 distinct brands with an average investment of $2,651 per property and an average annual minimum rent of $176 per property.

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22

Net Lease Portfolio by Industry

SERVICE PROPERTIES TRUST

As of March 31, 2025
(dollars in thousands)

	Industry	No. of Properties	Square Feet	Investment	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Rent Coverage
1.	Travel Centers	178	5,099,794	$ 3,311,787	65.8%	$ 262,392	68.9%	1.36x (1)
2.	Restaurants - Quick Service	206	661,950	282,092	5.6%	19,408	5.1%	3.08x
3.	Restaurants - Casual Dining	55	503,450	194,448	3.9%	12,150	3.2%	2.88x
4.	Health and Fitness	13	873,258	187,579	3.7%	11,246	3.0%	2.19x
5.	Home Goods and Leisure	20	700,906	134,613	2.7%	10,763	2.8%	4.10x
6.	Grocery Stores	19	1,020,819	129,152	2.6%	9,317	2.4%	3.19x
7.	Medical, Dental Office	70	372,171	104,042	2.1%	8,246	2.2%	3.59x
8.	Movie Theaters	14	747,904	134,389	2.7%	8,236	2.2%	1.87x
9.	Automotive Equipment and Services	64	463,492	107,054	2.1%	7,799	2.0%	5.15x
10.	Automotive Dealers	8	177,433	62,656	1.2%	4,973	1.3%	6.04x
11.	Entertainment	4	199,853	61,436	1.2%	4,609	1.2%	2.12x
12.	General Merchandise Stores	4	381,193	55,457	1.1%	3,983	1.0%	3.07x
13.	Educational Services	7	159,793	44,820	0.9%	3,563	0.9%	1.82x
14.	Building Materials	29	465,283	34,006	0.7%	3,257	0.9%	8.45x
15.	Car Washes	6	50,831	30,798	0.6%	2,411	0.6%	4.43x
16.	Miscellaneous Manufacturing	5	538,932	24,355	0.5%	1,728	0.5%	13.63x
17.	Sporting Goods	3	120,847	18,543	0.4%	1,104	0.3%	4.12x
18.	Legal Services	5	25,429	11,362	0.2%	1,097	0.3%	4.19x
19.	Drug Stores and Pharmacies	6	58,048	17,111	0.3%	957	0.3%	1.10x
20.	Dollar Stores	3	27,593	2,971	0.1%	192	0.1%	1.71x
21.	Other (2)	4	115,821	25,696	0.5%	3,137	0.8%	6.58x
22.	Vacant	16	424,676	57,514	1.1%	–	–%	–x
	Total	739	13,189,476	$ 5,031,881	100.0%	$ 380,568	100.0%	2.07x


Mister CAR WASH
Albuquerque, NM


Arby's
Sterling Heights, MI

(1) Rent coverage for TA is as of March 31, 2025.
(2) Consists of miscellaneous businesses with an average investment of $6,424 per property.

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23

Net Lease Portfolio by Tenant (Top 10)

As of March 31, 2025
(dollars in thousands)

	Tenant	Brand Affiliation	No. of Properties	Square Feet	Investment	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Weighted Average Lease Term	Rent Coverage
1.	TravelCenters of America Inc.[1]	TravelCenters of America / Petro Stopping Centers	175	5,051,725	$ 3,270,106	65.0 %	$ 259,080	68.1 %	8.1	1.34x
2.	Universal Pool Co., Inc.	The Great Escape	14	542,666	98,242	2.0 %	7,711	2.0 %	2.4	4.75x
3.	Healthy Way of Life II, LLC	Life Time Fitness	3	420,335	92,617	1.8 %	5,770	1.5 %	10.3	2.84x
4.	Styx Acquisition, LLC	Buehler's Fresh Foods	5	502,727	76,469	1.5 %	5,657	1.5 %	10.6	2.54x
5.	Professional Resource Development, Inc.	Heartland Dental	59	234,274	61,120	1.2 %	4,769	1.3 %	1.0	4.81x
6.	Norms Restaurants, LLC	Norms	10	63,490	53,673	1.1 %	3,826	1.0 %	20.3	3.36x
7.	Express Oil Change, L.L.C.	Express Oil Change	23	83,825	49,724	1.0 %	3,717	1.0 %	10.0	5.88x
8.	Pilot Travel Centers LLC	Flying J Travel Plaza	3	48,069	41,681	0.8 %	3,312	0.9 %	3.7	3.28x
9.	Automotive Remarketing Group, Inc.	America's Auto Auction	6	72,338	38,314	0.8 %	3,216	0.8 %	10.1	7.16x
10.	Fleet Farm Group LLC	Fleet Farm	1	218,248	37,802	0.8 %	2,837	0.7 %	11.3	2.41x
	Subtotal, Top 10		299	7,237,697	3,819,748	76.0 %	299,895	78.8 %	8.1	1.71x
11.	Other[2]	Various	440	5,951,779	1,212,133	24.0 %	80,673	21.2 %	6.5	3.41x
	Total		739	13,189,476	$ 5,031,881	100.0 %	$ 380,568	100.0 %	7.8	2.07x

(1) TA is SVC's largest tenant. As of March 31, 2025, SVC leased 175 travel centers (131 under the TravelCenters of America brand and 44 under the Petro Stopping Centers brand) to a subsidiary of TA under five master leases that expire in 2033. TA has five renewal options for 10 years each for all of the travel centers under each lease. BP Corporation North America Inc. guarantees payment under each of the five master leases. The aggregate guaranty as of March 31, 2025 was $3,037,475. Annualized minimum rent excludes the impact of rents prepaid by TA. Rent coverage was 1.39x, 1.40x, 1.40x, 1.47x and 1.11x for the TA leases no. 1, no. 2, no. 3, no. 4 and no. 5, respectively. Rent coverage is as of March 31, 2025.

(2) Consists of 165 tenants with an average investment of $2,755 per property and an average annual minimum rent of $183 per property.

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24

25RETURN TO TABLE OF CONTENTS Year (1) Number of Properties Square Feet Annualized Minimum Rent Expiring Percent of Total Annualized Minimum Rent Expiring Cumulative Percent of Total Annualized Minimum Rent Expiring 2025 23 422,477 $ 8,130 2.1% 2.1% 2026 102 1,000,067 11,250 3.0% 5.1% 2027 36 962,760 12,810 3.4% 8.5% 2028 23 646,767 10,431 2.7% 11.2% 2029 76 628,549 10,500 2.8% 14.0% 2030 37 215,000 5,591 1.5% 15.5% 2031 27 390,854 5,063 1.3% 16.8% 2032 35 137,154 2,882 0.8% 17.6% 2033 214 5,377,825 265,430 69.7% 87.3% 2034 24 332,648 6,403 1.9% 89.2% 2035 45 1,155,578 19,197 5.0% 94.2% 2036 14 299,407 5,460 1.4% 95.6% 2037 11 318,609 3,172 0.8% 96.4% 2038 7 66,700 1,264 0.3% 96.7% 2039 10 141,443 3,703 1.0% 97.7% 2040 18 115,142 2,406 0.6% 98.3% 2041 7 221,173 2,452 0.6% 98.9% 2042 — — — —% 98.9% 2043 1 57,543 155 —% 98.9% 2044 2 93,010 278 0.1% 99.0% 2045 11 154,966 3,991 1.0% 100.0% Total 723 12,737,672 $ 380,568 100.0% Weighted Average Lease Term 7.4 years 7.8 years (1) The year of lease expiration is pursuant to contract terms. Net Lease Portfolio - Expiration Schedule As of March 31, 2025 (dollars in thousands) Centennial, CO Bixby, OK

26RETURN TO TABLE OF CONTENTS As of and For the Three Months Ended 3/31/2025 12/31/2024 9/30/2024 6/30/2024 3/31/2024 Properties (end of period) 739 742 745 749 749 Vacant properties beginning of period 18 18 20 20 22 Vacant properties sold (3) (3) (4) — (3) Vacant properties leased — — — (1) — Lease terminations 1 3 2 1 1 Vacant properties end of the period 16 18 18 20 20 Percentage of properties leased 97.8% 97.6% 97.6% 97.3% 97.3 % Net Lease Portfolio - Occupancy Summary As of March 31, 2025 Wilmington, IL

27RETURN TO TABLE OF CONTENTS Appendix

Company Profile and Research Coverage

SERVICE PROPERTIES TRUST

The Company:

SVC is a REIT that owns hotels and service-focused retail net lease properties throughout the United States and in Puerto Rico and Canada.

Management:

SVC is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. As of March 31, 2025, RMR had approximately $40 billion of real estate assets under management and the combined RMR managed companies had more than $5 billion of annual revenues, approximately 1,900 properties and over 18,000 employees. SVC believes that being managed by RMR is a competitive advantage for SVC because of RMR's depth of management and experience in the real estate industry. SVC also believes RMR provides management services to it at costs that are lower than SVC would have to pay for similar quality services if SVC were self-managed.

Equity Research Coverage

B. Riley Securities, Inc.
John Massocca
(646) 885-5424
jmassocca@brileysecurities.com

HSBC
Meredith Jensen
(212) 525-6858
meredith.jensen@us.hsbc.com

Oppenheimer & Co. Inc.
Tyler Batory
(212) 667-7230
tyler.batory@opco.com

Wells Fargo Securities
James Feldman
(212) 214-5328
james.feldman@wellsfargo.com

Rating Agencies

Moody's Investors Service
Lori Marks
(212) 553-1098
lori.marks@moodys.com

S&P Global
Alan Zigman
(416) 507-2556
alan.zigman@spglobal.com

SVC is followed by the analysts and its publicly held debt is rated by the rating agencies listed on this page. Please note that any opinions, estimates or forecasts regarding SVC's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SVC or its management. SVC does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

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28

29RETURN TO TABLE OF CONTENTS Board of Trustees Christopher J. Bilotto Rajan C. Penkar Adam D. Portnoy Managing Trustee Independent Trustee Chair of the Board & Managing Trustee Laurie B. Burns Robert E. Cramer Donna D. Fraiche Independent Trustee Independent Trustee Lead Independent Trustee John L. Harrington William A. Lamkin Independent Trustee Independent Trustee Executive Officers Christopher J. Bilotto Brian E. Donley President and Chief Executive Officer Chief Financial Officer and Treasurer Jesse W. Abair Vice President Governance Information Royal Sonesta Kaua`i Resort Lihue, HI

Calculation of FFO, Normalized FFO and CAD

SERVICE PROPERTIES TRUST

(amounts in thousands, except per share data)

		For the Three Months Ended				
		3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Net loss		$ (116,435)	$ (76,392)	$ (46,901)	$ (73,850)	$ (78,383)
Add (Less):	Depreciation and amortization	89,100	94,000	89,005	95,674	93,107
	Loss on asset impairment, net [5]	37,067	5,182	13,692	34,887	2,451
	(Gain) loss on sale of real estate, net [6]	(746)	(5,159)	(4,105)	32	2,963
	Adjustments to reflect SVC's share of FFO attributable to an investee	1,200	1,315	1,045	1,021	966
FFO		10,186	18,946	52,736	57,764	21,104
Add (Less):	Loss on early extinguishment of debt, net	–	–	133	16,048	–
	Transaction related costs [4]	111	6,894	–	–	–
	Adjustments to reflect SVC's share of Normalized FFO attributable to an investee	539	2,777	–	(2)	2
Normalized FFO		10,836	28,617	52,869	73,810	21,106
Add (Less):	Non-cash revenues	(12,205)	(11,519)	(11,974)	(12,713)	(13,074)
	Non-cash interest expense	8,680	8,359	8,076	7,466	7,226
	Non-cash expenses	(864)	(944)	(298)	(120)	(1,086)
	SVC's share of Normalized FFO attributable to an investee	2,208	3,116	(4,008)	1,697	4,370
	Principal amortization	(489)	(490)	(489)	(490)	(489)
	Capital expenditures	(42,772)	(82,978)	(81,686)	(66,206)	(68,763)
CAD		$ (34,606)	$ (55,839)	$ (37,510)	$ 3,444	$ (50,710)
Weighted average common shares outstanding (basic and diluted)		165,615	165,594	165,398	165,198	165,158
Basic and diluted per common share amounts:						
Net loss		$ (0.70)	$ (0.46)	$ (0.28)	$ (0.45)	$ (0.48)
FFO		$ 0.06	$ 0.11	$ 0.32	$ 0.35	$ 0.13
Normalized FFO		$ 0.07	$ 0.17	$ 0.32	$ 0.45	$ 0.13
CAD		$ (0.21)	$ (0.34)	$ (0.23)	$ 0.02	$ (0.31)

See accompanying notes on page 33.

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31RETURN TO TABLE OF CONTENTS For the Three Months Ended 3/31/2025 12/31/2024 9/30/2024 6/30/2024 3/31/2024 Net loss $ (116,435) $ (76,392) $ (46,901) $ (73,850) $ (78,383) Add (Less): Interest expense 101,517 99,402 99,126 93,850 91,414 Income tax expense (benefit) 843 (52) (77) 524 1,007 Depreciation and amortization 89,100 94,000 89,005 95,674 93,107 EBITDA 75,025 116,958 141,153 116,198 107,145 Add (Less): Loss on asset impairment, net (5) 37,067 5,182 13,692 34,887 2,451 (Gain) loss on sale of real estate, net (6) (746) (5,159) (4,105) 32 2,963 Adjustments to reflect SVC's share of EBITDAre attributable to an investee 3,172 3,424 2,900 2,964 2,556 EBITDAre 114,518 120,405 153,640 154,081 115,115 Add (Less): Loss on early extinguishment of debt, net — — 133 16,048 — Adjustments to reflect SVC's share of Adjusted EBITDAre attributable to an investee 539 2,777 — (2) 2 Transaction related costs (4) 111 6,894 — — — General and administrative expense paid in common shares 653 573 1,219 1,397 431 Adjusted EBITDAre $ 115,821 $ 130,649 $ 154,992 $ 171,524 $ 115,548 Calculation of EBITDA, EBITDAre and Adjusted EBITDAre (dollars in thousands) See accompanying notes on page 33.

Calculation and Reconciliation of Hotel EBITDA and Adjusted Hotel EBITDA - All Hotels*

SERVICE PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended				
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Number of hotels	202	206	214	220	220
Room revenues	$ 266,439	$ 278,614	$ 322,803	$ 334,118	$ 269,926
Food and beverage revenues	48,433	51,129	44,947	55,136	46,563
Other revenues	20,091	27,305	23,185	23,232	19,747
Hotel operating revenues	334,963	357,048	390,935	412,486	336,236
Rooms expenses	93,909	97,146	106,835	102,068	90,806
Food and beverage expenses	40,319	42,634	39,114	41,945	38,513
Other direct and indirect expenses	130,912	129,969	139,075	134,889	127,578
Management fees	12,485	12,992	14,392	15,060	12,294
Real estate taxes, insurance and other	33,565	37,059	29,740	34,384	37,038
FF&E Reserves	2,119	1,327	1,714	1,723	1,092
Hotel operating expenses	313,309	321,127	330,870	330,069	307,321
Hotel EBITDA	21,654	35,921	60,065	82,417	28,915
Transaction related costs [4]	1,317	6,894	–	–	–
Adjusted Hotel EBITDA	$ 22,971	$ 42,815	$ 60,065	$ 82,417	$ 28,915
Adjusted Hotel EBITDA Margin	6.9 %	12.0 %	15.4 %	20.0 %	8.6 %
Hotel operating expenses (GAAP) [1]	$ 305,840	$ 312,285	$ 328,535	$ 328,247	$ 305,086
Add (Less):					
Transaction related costs [4]	1,317	6,894	–	–	–
Reduction for guaranty fundings and replenishments, net [3]	3,412	–	–	(522)	522
FF&E Reserves from managed hotel operations	2,119	1,327	1,714	1,723	1,092
Other [7]	621	621	621	621	621
Hotel operating expenses	$ 313,309	$ 321,127	$ 330,870	$ 330,069	$ 307,321

* Results of all hotels as owned during the periods presented, including the results of hotels sold by SVC for the periods owned by SVC.

See accompanying notes on page 33.

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33RETURN TO TABLE OF CONTENTS Notes to Condensed Consolidated Statements of Income (Loss) and Calculations of FFO, Normalized FFO, CAD, EBITDA, EBITDAre, Adjusted EBITDAre, Hotel EBITDA and Adjusted Hotel EBITDA (dollars in thousands) (1) As of March 31, 2025, SVC owned 202 hotels. SVC's condensed consolidated statements of income (loss) include hotel operating revenues and expenses of its managed hotels. (2) SVC increased rental income by $3,878 and $5,768 for the three months ended March 31, 2025 and 2024, respectively, to record scheduled rent changes under certain of its leases on a straight line basis. (3) When managers of SVC's hotels are required to fund the shortfalls of owner's priority return under the terms of the management agreements or their guarantees, SVC reflects such fundings in its condensed consolidated statements of income (loss) as a reduction of hotel operating expenses. When these shortfalls are replenished by cash flows from the applicable hotel operations in excess of the owner's priority return due, SVC reflects such replenishment in its condensed consolidated statements of income (loss) as an increase to hotel operating expenses. The net decrease to hotel operating expenses was $3,412 and $522 for the three months ended March 31, 2025 and 2024, respectively. (4) Transaction related costs for the three months ended March 31, 2025 of $111 primarily consist of costs related to the renovation of certain hotels, partially offset by the recovery of a working capital reserve related to SVC’s former agreement with Marriott International, Inc. previously deemed uncollectable and expensed in 2021. (5) SVC recorded a net loss on asset impairment for the three months ended March 31, 2025 of $37,067 to reduce the carrying value of 16 hotels to their estimated fair value less costs to sell. SVC recorded a net loss on asset impairment for the three months ended March 31, 2024 of $2,451 to reduce the carrying value of five net lease properties to their estimated fair value less costs to sell. (6) SVC recorded a net gain on sale of real estate for the three months ended March 31, 2025 of $746 in connection with the sales of four hotels and three net lease properties. SVC recorded a net loss on sale of real estate for the three months ended March 31, 2024 of $2,963 in connection with the sales of one hotel and three net lease properties. (7) SVC is amortizing a liability it recorded for the fair value of its initial investment in Sonesta as a reduction to hotel operating expenses in the condensed consolidated statements of income (loss). SVC reduced hotel operating expenses by $621 for each of the three months ended March 31, 2025 and 2024, related to this liability.

34RETURN TO TABLE OF CONTENTS Non-GAAP Financial Measures SVC presents certain “non-GAAP financial measures” within the meaning of the applicable Securities and Exchange Commission, or SEC, rules, including FFO, Normalized FFO, CAD, EBITDA, Hotel EBITDA, Adjusted Hotel EBITDA, EBITDAre and Adjusted EBITDAre. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of SVC's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net income (loss) as presented in SVC's condensed consolidated statements of income (loss). SVC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). SVC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of its operating performance between periods and with other REITs and, in the case of Hotel EBITDA and Adjusted Hotel EBITDA, reflecting only those income and expense items that are generated and incurred at the hotel level may help both investors and management to understand the operations of its hotels. FFO and Normalized FFO: SVC calculates funds from operations, or FFO, and normalized funds from operations, or Normalized FFO, as shown on page 30. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of real estate and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, as well as adjustments to reflect SVC's share of FFO attributable to an investee and certain other adjustments currently not applicable to SVC. In calculating Normalized FFO, SVC adjusts for the items shown on page 30. FFO and Normalized FFO are among the factors considered by SVC's Board of Trustees when determining the amount of distributions to SVC's shareholders. Other factors include, but are not limited to, requirements to satisfy SVC’s REIT distribution requirements, limitations in its debt agreements, the availability to SVC of debt and equity capital, SVC's distribution rate as a percentage of the trading price of its common shares, or dividend yield, and SVC’s dividend yield compared to the dividend yields of other REITs, SVC's expectation of its future capital requirements and operating performance and its expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SVC does. Cash Available for Distribution: SVC calculates cash available for distribution, or CAD, as shown on page 30. SVC defines CAD as Normalized FFO minus SVC’s proportionate share of Normalized FFO from its equity method investment, plus operating cash flow distributions from its equity method investment, if any, less real estate related capital expenditures and adjusted for other non-cash and nonrecurring items. CAD is among the factors considered by SVC's Board of Trustees when determining the amount of distributions to SVC's shareholders. Other real estate companies and REITs may calculate CAD differently than SVC does. EBITDA, EBITDAre and Adjusted EBITDAre: SVC calculates earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 31. EBITDAre is calculated on the basis defined by Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, and adjustments to reflect SVC's share of EBITDAre attributable to an investee. In calculating Adjusted EBITDAre, SVC adjusts for the items shown on page 31. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than SVC does. Hotel EBITDA and Adjusted Hotel EBITDA: SVC calculates Hotel EBITDA as hotel operating revenues less hotel operating expenses of all managed and leased hotels, prior to any adjustments required for presentation in its condensed consolidated statements of income (loss) in accordance with GAAP. Adjusted Hotel EBITDA excludes certain items SVC believes do not reflect the ongoing operating performance of SVC’s hotels. SVC believes that Hotel EBITDA and Adjusted Hotel EBITDA provide useful information to management and investors as a key measure of the profitability of its hotel operations. Non-GAAP Financial Measures and Certain Definitions

35RETURN TO TABLE OF CONTENTS Non-GAAP Financial Measures and Certain Definitions (Continued) Other Definitions Adjusted Hotel EBITDA Margin: Adjusted Hotel EBITDA as a percentage of hotel operating revenues. Adjusted Total Assets and Total Unencumbered Assets: Adjusted total assets and total unencumbered assets include the original cost of real estate assets calculated in accordance with GAAP, before impairment write-downs, if any, and exclude depreciation and amortization, accounts receivable and intangible assets. Annualized Dividend Yield: Annualized dividend yield is the annualized dividend paid during the period divided by the closing price of SVC's common shares at the end of the period. Annualized Minimum Rent: Generally, SVC's lease agreements with its net lease tenants require payment of minimum rent to SVC. Certain of these minimum rent payment amounts are secured by full or limited guarantees. Annualized minimum rent represents cash amounts and excludes adjustments, if any, necessary to record scheduled rent changes on a straight line basis or any expense reimbursements. Annualized minimum rent for TA excludes the impact of rents prepaid by TA. Average Daily Rate: ADR represents rooms revenue divided by the total number of room nights sold in a given period. ADR provides useful insight on pricing at SVC's hotels and is a measure widely used in the hotel industry. Cash Cap Rate: Represents the ratio of the in place annual minimum cash rent divided by the purchase price. Chain Scale: As characterized by STR Global Limited, a data benchmark and analytics provider for the lodging industry. Comparable Hotels Data: SVC presents RevPAR, ADR and occupancy for the periods presented on a comparable basis to facilitate comparisons between periods. SVC defines comparable hotels as those that it owned on March 31, 2025 and were open and operating for the entirety of the periods being compared. For each of the three months ended March 31, 2025 and 2024, SVC's comparable results exclude one hotel that suspended operations during the periods presented. Consolidated Income Available for Debt Service: Consolidated income available for debt service, as defined in SVC's debt agreements, is earnings from operations excluding interest expense, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets of properties held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of property and amortization of deferred charges. Debt: Debt amounts reflect the principal balance as of the date reported. Net debt means total debt less unrestricted cash and cash equivalents as of the date reported. Earnings and Adjustments Attributable to an Investee: Represents SVC's proportionate share from its equity investment in Sonesta Holdco Corporation and its subsidiaries, or Sonesta. Exit Hotels: Exit Hotels represent 118 hotels managed by Sonesta and one hotel managed by IHG that SVC plans to sell. FF&E Reserves: FF&E Reserves, or FF&E Reserves from managed hotel operations, represent various percentages of total sales at certain of SVC's hotels that are escrowed as reserves for future renovations or refurbishments, or FF&E Reserve escrows. SVC owns all the FF&E Reserve escrows for its hotels. FF&E Reserve Deposits Not Funded by Hotel Operations: The operating agreements for SVC's hotels generally provide that, if necessary, SVC will provide FF&E funding in excess of escrowed reserves. To the extent SVC makes such fundings, its contractual owner's priority returns or rents generally increase by a percentage of the amounts it funds. GAAP Cap Rate: Represents the ratio of the annual average minimum cash rent over the life of the lease term divided by the purchase price. General and Administrative Expense Paid in Common Shares: Amounts represent the equity compensation for SVC’s Trustees, officers and certain other officers and employees of RMR. Gross Book Value of Real Estate Assets: Gross book value of real estate assets is real estate properties at cost plus acquisition related costs, if any, before purchase price allocations, less impairment write-downs, if any. Hotel Capital Improvements and FF&E Reserve Fundings: Generally include the replacement or upgrades of obsolete building components and expenditures that extend the useful life of existing assets or replacement of furniture, fixtures and equipment (FF&E).

36RETURN TO TABLE OF CONTENTS Non-GAAP Financial Measures and Certain Definitions (Continued) Investment: SVC defines hotel investment as historical cost of its properties plus capital improvements funded by it less impairment write-downs, if any, and excludes capital improvements made from FF&E Reserves funded from hotel operations that do not result in increases in owner’s priority return or rents. SVC defines net lease investment as historical cost of its properties plus capital improvements funded by SVC less impairment write-downs, if any. Lease Related Costs: Generally include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space and leasing related costs, such as brokerage commissions and tenant inducements. Occupancy: Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels, and represents occupied properties as of the end of the period shown for net lease properties. Occupancy is an important measure of the utilization rate and demand of SVC's properties. Non-Cash Expenses: Non-cash expenses represent general and administrative expense paid in common shares and amortization of liabilities relating to SVC’s initial investment in Sonesta and its former investment in The RMR Group, Inc. Non-Cash Interest Expense: Non-cash interest expense represents amortization of debt issuance costs, discounts and premiums. Non-Cash Revenues: Non-cash revenues represent straight-line rent adjustments, lease value amortization, FF&E Reserves, including interest income earned, and the impact of rents prepaid by TA. Owner's Priority Return: Each of its management agreements or leases with hotel operators provides for payment to SVC of an annual owner’s priority return or minimum rent, respectively. Certain of these minimum payment amounts are secured by full or limited guarantees. In addition, certain of its hotel management agreements provide for payment to SVC of additional amounts to the extent of available cash flows as defined in the management agreement. Payments of these additional amounts are not guaranteed. Redevelopment and Other Activities: Redevelopment and Other Activities generally include projects that reposition a property or result in new sources of revenue and other non-recurring capital expenditures. Rent Coverage: SVC defines rent coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to SVC weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. Tenants with no minimum rent required under the lease are excluded. EBITDAR amounts used to determine rent coverage are generally for the latest twelve-month period, based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by SVC. In instances where SVC does not have tenant financial information, it calculates an implied coverage ratio for the period based on other tenants with available financial statements operating the same brand or within the same industry. As a result, SVC believes using this implied coverage metric provides a more reasonable estimated representation of recent operating results and the financial condition for those tenants. Retained Hotels: Retained Hotels represents 59 hotels managed by Sonesta, 17 hotels managed by Hyatt Hotels Corporation, and seven hotels managed by Radisson Hospitality, Inc. that SVC will continue to own after the Exit Hotels are sold. Revenue per Available Room: RevPAR represents rooms revenue divided by the total number of room nights available to guests for a given period. RevPAR is an industry metric correlated to occupancy and ADR and helps measure revenue performance over comparable periods. Rolling Four Quarter CAD: Represents CAD for the preceding twelve month period as of the respective quarter end date. SOFR: SOFR is the secured overnight financing rate. Total Gross Assets: Total gross assets is total assets plus accumulated depreciation. Weighted average lease term: The average lease term in years weighted on annualized minimum rent.

37RETURN TO TABLE OF CONTENTS This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: the planned sale of hotels unlocking considerable liquidity and enhancing SVC’s flexibility to reduce leverage; SVC’s portfolio optimization initiatives, durable cash flows from its net lease portfolio and effective capitalization driving long-term value creation; and SVC’s acquisition activities. Forward-looking statements reflect management's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause SVC's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause SVC's actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: the ability of Sonesta to successfully operate the hotels it manages for SVC; SVC's ability and the ability of SVC's managers and tenants to operate under unfavorable market and commercial real estate industry conditions due to, among other things, uncertainties surrounding interest rates and inflation, supply chain disruptions, emerging technologies, volatility in the public equity and debt markets, effect of or changes to tariffs or trading policies, pandemics, geopolitical instability and tensions, economic downturns or a possible recession, labor market conditions or changes in real estate utilization; the impact of changes in U.S. and foreign government administrative policies, including the imposition of or increases in tariffs and changes to existing trade agreements, on macroeconomic conditions, supply chains and the cost of products SVC’s operators use, and on the results of operations of SVC’s operators and SVC; SVC's ability to sell properties at prices it targets, and the timing of such sales; SVC's ability to repay or refinance its debts as they mature or otherwise become due; SVC's ability to maintain sufficient liquidity, including the availability of borrowings under its revolving credit facility and the VFN; SVC's ability to pay interest on and principal of its debt; whether and the extent to which SVC's managers and tenants will pay the contractual amounts of returns, rents or other obligations due to SVC; competition within the commercial real estate, hotel, transportation and travel center and other industries in which SVC's managers and tenants operate, particularly in those markets in which SVC's properties are located; SVC's ability to make cost-effective improvements to SVC's properties that enhance their appeal to hotel guests and net lease tenants; SVC's ability to pay distributions to its shareholders and to increase or sustain the amount of such distributions; SVC's ability to acquire properties that realize its targeted returns; SVC’s ability to identify properties that it wants to acquire or to negotiate acceptable purchase prices, acquisition financing terms, management agreements or lease terms for new properties, or ability to complete acquisitions; SVC's ability to raise or appropriately balance the use of debt or equity capital; potential defaults under SVC's management agreements and leases by its managers and tenants; SVC's ability to increase hotel room rates and rents at its net leased properties as SVC's leases expire in excess of its operating expenses and to grow its business; SVC's ability to increase and maintain hotel room and net lease property occupancy at its properties; SVC’s ability to engage and retain qualified managers and tenants for its hotels and net lease properties on satisfactory terms; SVC's ability to diversify its sources of rents and returns that improve the security of its cash flows; SVC's credit ratings; the ability of SVC's manager, RMR, to successfully manage SVC; actual and potential conflicts of interest with SVC's related parties, including its Managing Trustees, Sonesta, RMR and others affiliated with them; SVC's ability to realize benefits from the scale, geographic diversity, strategic locations and variety of service levels of its hotels; limitations imposed by and SVC's ability to satisfy complex rules to maintain its qualification for taxation as a REIT for U.S. federal income tax purposes; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; acts of terrorism, outbreaks of pandemics or other public health safety events or conditions, war or other hostilities, global climate change or other man-made or natural disasters beyond its control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in SVC's periodic filings. The information contained in SVC's filings with the SEC, including under the caption "Risk Factors" in SVC's periodic reports, or incorporated therein, identifies important factors that could cause differences from SVC's forward-looking statements in this presentation. SVC's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon SVC's forward-looking statements. Except as required by law, SVC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements